Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE SECURED CONVERTIBLE PROMISSORY NOTE, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. BORROWER (AS DEFINED BELOW) MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO BORROWER TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of December 20, 2019 by and among Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad”), Chicago Venture Partners, L.P., a Utah limited partnership (“CVP,” and together with Iliad, “Lenders”), and Outlook Therapeutics, Inc., a Delaware corporation (“Borrower”).

A.                Borrower previously sold and issued those certain Secured Promissory Notes set forth on Schedule 1 attached hereto (the “Original Notes”).

B.                 Effective June 27, 2019, Lenders acquired all of the Original Notes.

C.                 Borrower and Lenders desire to exchange (such exchange is referred to as the “Note Exchange”) the Original Notes for new Secured Convertible Promissory Notes substantially in the form attached hereto as Exhibit A (the “Exchange Notes”).

D.                The Note Exchange will consist of Lenders surrendering the Original Notes in exchange for the Exchange Notes.

E.                 This Agreement, the Exchange Notes, the Transfer Agent Letter (as defined below), the Secretary’s Certificate (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

F.                  For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock (as defined below) issuable upon conversion of all or any portion of the Exchange Notes; and “Securities” means the Exchange Notes and the Conversion Shares.

G.                Other than the surrender of the Original Notes, no consideration of any kind whatsoever shall be given by Lenders to Borrower in connection with this Agreement.

H.                Lenders and Borrower now desire to exchange the Original Notes for the Exchange Notes on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.                  Issuance of Exchange Notes. Upon execution of this Agreement, Lenders will surrender the Original Notes to Company and Company will issue to Lenders the Exchange Notes. In conjunction therewith, Company hereby confirms that the Original Notes represent Company’s unconditional obligation to repay the amounts owing thereunder pursuant to the terms thereof. Company and Holder agree that upon issuance of the Exchange Notes, the Original Notes will be cancelled and the remaining obligations owed to Lenders pursuant to the Original Notes shall hereafter be evidenced solely by the Exchange Notes.

3.                  Exchange Fee; Affirmation of Outstanding Balance. The Company acknowledges that the outstanding balance of each Exchange Note includes an exchange fee in the amount set forth on Schedule 2 (each, an “Exchange Fee”), which sum was added to the outstanding balance of each Exchange Note. Holder and the Company acknowledge and agree that the outstanding balance of each Exchange Note, upon its issuance, including application of the Exchange Fee, is as set forth on Schedule 2.

4.                  Closing. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Notes to Lenders shall occur on the date that is mutually agreed to by Borrower and Lenders by means of the exchange by express courier and/or email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

5.                  Holding Periods, Tacking and Legal Opinion. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding periods of the Original Notes and the Exchange Notes will include the prior noteholders’ holding period of the Original Notes as well as Lenders’ holding periods of the Original Notes. Borrower agrees not to take a position contrary to this Section 5 in any document, statement, setting, or situation. Borrower agrees to take all action necessary to issue the Conversion Shares without restriction, and not containing any restrictive legend without the need for any action by Lenders; provided that the applicable holding period has been met. In furtherance thereof, prior to the Closing, counsel to Lenders may, in its sole discretion, provide an opinion that: (a) the Conversion Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions; and (b) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. Borrower represents that it is not subject to Rule 144(i). The Exchange Notes are being issued in substitution of and exchange for the Original Notes. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 5 are a material inducement to Lenders’s decision to consummate the transactions contemplated herein.

6.                  Borrower’s Representations, Warranties and Agreements. In order to induce Lenders to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) no event of default has occurred under the Original Notes that has not been waived or cured prior to the date hereof, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Original Notes, (e) the issuance of the Exchange Notes is duly authorized by all necessary corporate action and the Exchange Notes are validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Original Notes, and (g) Borrower has taken no action that would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

7.                  Lenders’ Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, each Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) other than the Nasdaq Approval, as contemplated herein, no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) no event of default has occurred under the Original Notes that has not been waived or cured prior to the date hereof, (d) Lender has not paid any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Original Notes and (e) Lender has taken no action that would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

8.                  Company Covenants. Until all of the Company’s obligations under all of the Exchange Notes are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company will at all times comply with the following covenants: (a) so long as Holder beneficially owns any Exchange Note and for at least ten (10) Trading Days thereafter, the Company will timely file on or before the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (b) the Common Stock shall be listed for trading on Nasdaq; (c) when issued in accordance with the terms of the Exchange Note, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (d) trading in the Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on the Company’s principal trading market for a period in excess of 24 hours; and (e) the Company will not make any Variable Security Issuance (as defined below) without Holder’s prior written consent, which consent may be granted or withheld in Holder’s sole and absolute discretion, other than in connection with an Exempt Issuance. For purposes hereof, the term “Variable Security Issuance” means the issuance by the Company of any securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock after the initial issuance of such securities, or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock after the initial issuance of such securities, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition. For purposes hereof, “Exempt Issuance” means (a) the issuance of Common Stock or common stock equivalents to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) the issuance of securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Security Issuance component, provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) the entry into, or issuance of securities pursuant to, an equity line of credit or “at-the-market” facility, or (e) the issuance of warrants with no price reset.

9.                  Conditions to Company’s Obligation to Exchange. The obligation of Company hereunder to exchange the Original Notes for the Exchange Notes at the Closing is subject to the satisfaction, on or before the Closing Date, of the following condition: Holder shall have executed and delivered this Agreement to Company.

10.               Conditions to Holder’s Obligation to Exchange. The obligation of Holder hereunder to Exchange the Original Notes for the Exchange Notes at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Holder’s sole benefit and may be waived by Holder at any time in its sole discretion:

(a)               Company shall have executed and delivered this Agreement and the Exchange Notes to Holder.

(b)               Company shall have delivered to Holder a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit B (the “Secretary’s Certificate”) evidencing Company’s approval of the Exchange and the Exchange Documents.

(c)               Company shall have delivered to Holder a fully executed Letter of Instructions to Transfer Agent (“Transfer Agent Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

11.              Reservation of Shares. On the date hereof, the Company will reserve 20,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Exchange Notes (the “Share Reserve”). The Company further agrees to add additional shares of Common Stock to the Share Reserve in increments of 1,000,000 shares as and when requested by Holder if as of the date of any such request the number of shares then being held in the Share Reserve is less than two (2) times the number of shares of Common Stock obtained by dividing the aggregate outstanding balance of the Exchange Notes as of the date of the request by the then applicable Conversion Price (as defined in the Exchange Notes).

12.              Nasdaq Approval. Notwithstanding anything to the contrary contained in this Agreement or any Exchange Agreement, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender pursuant to all Exchanges may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Nasdaq Approval (defined below). So as not to violate the 20% limit established in Nasdaq Stock Market Listing Rule 5635(d), the Company covenants and agrees to file a definitive proxy statement to seek stockholder approval on or before June 30, 2020 of the potential issuance of Common Stock in excess of 20% of the Company’s current issued and outstanding Common Stock pursuant to conversions of the Exchange Notes (“Nasdaq Approval”). If the Company fails to file a definitive proxy statement to seek Nasdaq Approval on or before such date, such failure shall be an event of default under all of the Exchange Notes, but, for the avoidance of doubt, the Company’s failure to obtain the Nasdaq Approval shall not be an Event of Default under the Exchange Notes. If the Borrower is unable to obtain such Nasdaq Approval, any remaining Outstanding Balance of the Exchange Notes must be repaid in cash

13.              Governing Law; Waiver of Jury Trial. This Agreement and all actions arising out of or in connection with this Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

14.              Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.              Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

16.              Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

17.              No Reliance. Borrower acknowledges and agrees that neither Lenders nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Exchange Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lenders or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

18.              Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

19.              Entire Agreement. This Agreement, together with the Exchange Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lenders, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lenders nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

20.              Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

21.              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lenders hereunder may be assigned by Lenders to a third party, including its financing sources, in whole or in part with the prior written consent of Borrower, not to be unreasonably withheld, conditioned or delayed; provided that Lenders may assign any of their rights hereunder to any of their respective affiliates without requiring such consent by Borrower. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lenders, such consent not to be unreasonably withheld, conditioned or delayed.

22.              Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

23.              Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a)               the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation),

(b)               the fifth Business Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or

(c)               the second Business Day after mailing by domestic or international express courier (e.g., FedEx), with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Business Days’ advance written notice similarly given to each of the other parties hereto):

If to Borrower:

Outlook Therapeutics, Inc.

Attn: Lawrence A. Kenyon, CEO & CFO

7 Clarke Drive

Cranbury, New Jersey 08512

email:

fax:

with a copy to (which shall not constitute notice):

Cooley LLP

Attn: Yvan-Claude Pierre

55 Hudson Yards

New York, New York 10001

email:

fax:

If to Lenders:

Iliad Research and Trading, L.P.

Attn: John M. Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

email:

fax:

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

email:

fax:

in each case, addressed to each of the other parties thereunto entitled at the party’s last known address.

24.              Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

OUTLOOK THERAPEUTICS, INC.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	President, Chief Executive Officer and Chief Financial Officer

LENDERS:

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

	By:	/s/ John M. Fife
John M. Fife, President

CHICAGO VENTURE PARTNERS, L.P.

By:	Chicago Venture Management, L.L.C.,
its General Partner

By:	CVM, Inc., its Manager

	By:	/s/ John M. Fife
John M. Fife, President

EXHIBITS:

Exhibit A	Exchange Notes
Exhibit B	Secretary’s Certificate
Exhibit C	Transfer Agent Letter

[Signature Page to Exchange Agreement]

SCHEDULE 1

ORIGINAL NOTES

Issuance Date	Original Noteholder	Buyer	Original Principal Amount
12/22/2016	SteelMill Master Fund LP	Iliad	$4,000,000.00
4/13/2017	SteelMill Master Fund LP	Iliad	$1,000,000.00
1/9/2017	Avoro Life Sciences Fund LLC	CVP	$1,650,000.00
4/13/2017	Avoro Life Sciences Fund LLC	CVP	$1,000,000.00
5/31/2017	Trutek Corp.	CVP	$1,500,000.00
12/22/2016	Nailesh Bhatt	CVP	$650,000.00
12/22/2016	Scott Canute	CVP	$350,000.00
TOTAL			$10,150,000.00

SCHEDULE 2

EXCHANGE NOTES

Note	Noteholder	Exchange Fee	Original Principal Amount
Exchange Note #1	Iliad	$132,000.00	$2,990,749.64
Exchange Note #2	Iliad	$33,000.00	$747,687.41
Exchange Note #3	CVP	$54,450.00	$1,233,684.23
Exchange Note #4	CVP	$33,000.00	$747,687.41
Exchange Note #5	CVP	$49,500.00	$1,121,531.12
Exchange Note #6	CVP	$21,450.00	$485,996.82
Exchange Note #7	CVP	$11,550.00	$261,690.59
TOTAL			$7,589,027.22